Exhibit 10(A)


                     OLD REPUBLIC INTERNATIONAL CORPORATION
                              AMENDED AND RESTATED
                   KEY EMPLOYEES PERFORMANCE RECOGNITION PLAN



                                   ARTICLE ONE
                                   -----------
                           PURPOSE AND EFFECTIVE DATE
                           --------------------------


     1.1 The purpose of this Plan is to further the long term growth in earnings of Old Republic International Corporation by offering long term incentives in addition to current compensation to those officers and key employees of Old Republic International Corporation and its subsidiaries who have been or are expected to be largely responsible for such growth.

     1.2 This Plan, as amended and restated, is effective as of March 21, 2002 and shall apply as to calculations and awards made in 2002 and subsequent years.


                                   ARTICLE TWO
                                   -----------


     2.1 "Plan" shall mean this Old Republic International Corporation Key Employees Performance Recognition Plan.

     2.2  "Company"  shall  mean  Old  Republic  International   Corporation,  a
corporation organized under the laws of the State of Delaware.

     2.3 "Employer" and "Employers" shall mean the Company and each other corporation or organization which is wholly or partially owned by the Company, either directly or indirectly, and is designated by the Committee as an Employer under this Plan. As of the effective date of this Plan the Employers other than the Company are:

                  Actuarial Risk Services, Inc.
                  American Treaty Management Corporation
                  Brummel Brothers, Inc.
                  J. Huell Briscoe & Associates, Inc.
                  Old Republic Asset Management Corporation
                  Old Republic General Services, Inc.
                  Old Republic Insurance Company
                  Old Republic Insured Credit Services, Inc.
                  Old Republic International Corporation
                  Old Republic Life Insurance Company

                  Old Republic Life Insurance Company of New York
                  Old Republic Marketing, Inc.
                  Old Republic RE, Inc.
                  Old Republic Title Holding Company, Inc.
                  Old Republic Union Insurance Company
                  Republic Mortgage Insurance Company
                  Sierra Reinsurance Services, Inc.

     2.4 "Chief Executive Officer" shall mean the chief executive officer of the Company.

     2.5 "Committee" shall mean the Compensation Committee of the Board of Directors of the Company.

     2.6 "Employee" shall mean any person who is employed by an Employer on a full-time basis and who is compensated for such employment by a regular salary. "Employee" shall include officers of an Employer but shall not include directors who are not otherwise officers or employees.

     2.7 "Eligible Employee" shall mean an Employee who pursuant to Section 5.1 hereof has been selected to share in the allocation of the Performance Recognition Pool for any given year.

     2.8 "Year of Service" shall mean each year of continuous employment with an Employer after first being designated as an Eligible Employee pursuant to
Section 5.1 hereof.

     2.9  "Account" shall mean with respect to any Employee, the record of:

          (a) credits in connection with the allocations, if any, credited to such account pursuant to Article Five of the Plan,

          (b) payments to him or her under the Plan pursuant to Article Six of the Plan,

          (c)  forfeitures, if any, pursuant to Article Seven of the Plan, and

          (d) credits transferred from the Plan to a comparable plan of any subsidiary or affiliate of the Employer by agreement between such subsidiary or affiliate and the Employer.

     2.10 "Calculation Year" shall mean the Company's fiscal year immediately preceding the year for which the Performance Recognition Pool is being calculated.

     If there is an operating loss in the year prior to the Calculation Year, the "prior year" to be used in the following definitions and for Section 4.1 calculations is the first year prior to the Calculation Year in which there was an operating profit.

     2.11 "Minimum Return on Equity" shall mean a percentage applied to the Company's average shareholders' equity (i.e., mean of beginning and ending balances, adjusted for unrealized investment gains or losses net of applicable income taxes, if any) for the Calculation Year. The percentage shall be that percentage, obtained from public information, equal to two times the mean of the five year average post-tax yield on 10 year and 30 year U.S. Treasury Securities. The Committee shall annually compute and announce this value as it pertains to a Calculation Year.

     2.12 "Excess Return on Equity" shall mean the Calculation Year's consolidated net operating income in excess of the Minimum Return on Equity all calculated in accordance with generally accepted accounting principles, (GAAP). Net operating income shall exclude realized gains or losses on sales of investment securities or any other assets (irrespective of the treatment of such amounts under GAAP) and extraordinary credits or charges.

     2.13 "Minimum   Annual  Income"  shall   mean  112%  of  the  prior  year's
Consolidated  Net  Operating  Income  adjusted  for  dividend   requirements  on
preferred stock issued and outstanding during each year.

     2.14 "Excess Earnings Growth" shall mean the Calculation Year's Consolidated Net Operating Income adjusted for dividend requirements on preferred stock issued and outstanding during such year in excess of the Minimum Annual Income.

     2.15 "Base Salary" shall mean the Employee's basic salary at the rate in effect at the end of the Calculation Year excluding bonuses, overtime, extraordinary compensation and contributions to the Old Republic International Corporation Employees Savings and Stock Ownership Plan.

     2.16 "Consolidated Net Operating Income" shall mean the Company's income determined in accordance with generally accepted accounting principles and adjusted for payment of income taxes and for the income of subsidiaries and affiliates carried on an equity basis. Net operating income shall exclude realized gains or losses on sales of investment securities or any other assets (irrespective of the treatment of such amounts under GAAP) and extraordinary credits or charges.

     2.17 If in any Calculation Year the Company acquires any other business accounted for as a purchase whose earnings contribute 5% or more to such Year's consolidated net operating income, the earnings of the acquired Company for the year of acquisition and the next succeeding year shall be eliminated (together with related purchase accounting adjustments) in order to calculate the performance data described in Section 2.11 through 2.22 herein. No elimination from any year shall be made when the acquired company has been owned by the Company for two consecutive calendar years. Net operating income shall exclude realized gains or losses on sales of investment securities or any other assets (irrespective of the treatment of such amounts under GAAP) and extraordinary credits or charges.

     2.18 "Earnings Per Share" shall mean fully diluted earnings per share (net of any paid or accrued dividends on preferred stock) calculated in accordance with AICPA Accounting Principles Board Opinion No. 15 or any later superseding opinions.

     2.19 "Performance Multiplier" shall mean the number of percentage points by which the Earnings Per Share for the Calculation Year exceeds 112% of the Earnings Per Share for the prior year.

     2.20 "Profit Sharing Base" shall mean the sum of:

          (a) Earnings Growth  multiplied by the Earnings Per Share Multiplier;
              and

          (b) 1.5 of Excess Return on Equity.

     2.21 "Earnings Per Share Multiplier" shall mean a percentage of the increase in the fully diluted Earnings Per Share in the Calculation Year over the preceding year as set forth in the following schedule:

          Percentage Increase                         Earnings
         In Earnings Per Share                  Per Share Multiplier
         ---------------------                  --------------------

         0 - 6                        =                    0%
         6.01 to 10.00%               =                  2.5%
         10.01 to 15%                 =                  5.0%
         15.01 to 20.00%              =                  7.5%
         Over 20%                     =                 10.0%

     2.22 "Earnings Growth" shall mean the Calculation Year's Consolidated Net Operating Income adjusted for dividend requirements on preferred stock issued and outstanding during such year in excess of the prior year's Consolidated Net Operating Income.

     2.23 "Change of Control" shall mean any one of the following:

          (I) the date the Board of Directors of the Company votes to approve and recommends a stockholder vote to approve:

               (a) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company's Common Stock would be converted into cash, securities or other property, other than any consolidation or merger of the Company in which the holders of the Company's Common Stock immediately prior to the consolidation or merger have the same proportionate ownership of common stock of the surviving corporation immediately after the consolidation or merger; or

               (b) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, other than any sale, lease, exchange or other transfer to any corporation where the Company owns, directly or indirectly, at least 80% of the outstanding voting securities of such corporation after any such transfer; or

               (c) any plan or proposal for the liquidation or dissolution of the Company; or

         (II) the date any person (as such term is used in Section 13(d) of the Securities Exchange Act of 1934, hereinafter the "1934 Act"), other than the Old Republic International Corporation Employees Savings and Stock Ownership Trust or any other trust established by or contributed to by the Company or any of its subsidiaries for the benefit of employees of the Company or its subsidiaries, shall become the beneficial owner (within the meaning of Rule
               13d-3 under the 1934 Act) of 20% or more of the Company's outstanding Common Stock; or

        (III) the date the Board of Directors of the Company or any affiliate of the Company (within the meaning of Rule 12b-2 under the 1934
               Act) authorizes and approves any transaction which has either a reasonable likelihood or a purpose of causing, whether directly or indirectly;

               (a) the Company's Common Stock to be held of record by fewer than 300 persons; or

               (b) the Company's Common Stock to be neither listed on any national securities exchange nor authorized to be quoted on an inter-dealer quotation system of any registered national securities association; or

         (IV) the date, during any period of 24 consecutive months, on which individuals who at the beginning of such period constitute the entire Board of Directors of the Company shall cease for any reason to constitute a majority thereof unless the election, or the nomination for election by the Company's stockholders, of each new director comprising the majority was approved by a vote of at least a majority of the Continuing Directors, as hereinafter defined, in office on the date of such election or nomination for election of the new director. For purposes hereof, a "Continuing Director" shall mean:

               (a) any member of the Board of Directors of the Company at the close of business on March 21, 2002;

               (b) any member of the Board of Directors of the Company who succeeded any Continuing Director described in subparagraph
                    a. above if such successor was elected, or nominated for election by the Company's stockholders, by a majority of the Continuing Directors then still in office; or

               (c) any director elected, or nominated for election by the Company's stockholders, to fill any vacancy or newly-created directorship on the Board of Directors of the Company by a majority of the Continuing Directors then still in office.


                                  ARTICLE THREE
                                  -------------
                                 ADMINISTRATION
                                 --------------


     3.1 The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company (hereinafter the "Committee") which shall be appointed by the Board of Directors of the Company from its own members. The membership of the Committee may be reduced, changed, or increased from time to time in the absolute discretion of the Board of Directors of the Company. The Committee shall not include any Eligible Employee under this plan.

     3.2 The Committee shall have the authority to interpret the Plan, to establish and revise rules and regulations relating to the Plan, and to make the determinations which it believes necessary or advisable for the administration of the Plan.


                                  ARTICLE FOUR
                                  ------------
                 CALCULATION OF THE PERFORMANCE RECOGNITION POOL
                 -----------------------------------------------


     4.1 Prior to each May 31 the Compensation Committee shall calculate the amount of the Performance Recognition Pool for that Calculation Year. The Performance Recognition Pool for any Calculation Year shall be equal to the lesser of:

          (a)  the Profit Sharing Base for the Calculation Year; or

          (b)  0.75% of the Company's  consolidated  operating  earnings  (after
               deductions  of  preferred  stock  dividends,   if  any)  for  the
               Calculation Year, or

          (c) a percentage of the Eligible Employees' Base Salaries, ranging from 5% to 50%, inclusive, determined on the basis of the following scale:

            COLUMN A                                        COLUMN B
            --------                                        --------

Percent by Which Current Year's
Return  on  Equity  Exceeds ROE
      Target for the Year                               Salary Cap/Spread
-------------------------------                     -------------------------

           0  -  10%                                5% + 0.5% for each full
                                                    1% exceeding 5% (Max.7.5%)

          10  -  20                                 10.0% + 0.5% for each
                                                    full 1% exceeding 10%
                                                    (Max. 15.0%)

          20  -  30                                 17.5% + 0.5% for each
                                                    full 1% exceeding 20%
                                                    (Max. 22.5%)

          30  -  40                                 20.0% + 0.5% for each
                                                    full 1% exceeding 30%
                                                    (Max. 25.0%)

          40  -  50                                 22.5% + 0.5% for each
                                                    full 1% exceeding 40%
                                                    (Max. 27.5%)

          50  -  60                                 27.5% + 0.5% for each
                                                    full 1% exceeding 50%
                                                    (Max. 32.5%)

          60  -  70                                 32.5% + 0.5% for each
                                                    full 1% exceeding 60%
                                                    (Max. 37.5%)

        70% and Over                                37.5% + 0.5% for each
                                                    full 1% exceeding 70%
                                                    (Max. 50.0%)

     4.2 Notwithstanding any provisions herein to the contrary, the Performance Recognition Pool shall be zero for any year if the Company incurred a net operating loss or a net loss in the Calculation Year.


                                  ARTICLE FIVE
                                  ------------
                 ALLOCATION OF THE PERFORMANCE RECOGNITION POOL
                 ----------------------------------------------


     5.1 Prior to each May 1, the CEO shall, in consultation with the Committee, designate the Employees employed by the Employers during any part of such Calculation Year who will be eligible to share in the Performance Recognition Pool for that Calculation Year.

     5.2 On or before June 30 the Performance Recognition Pool for that Calculation Year shall be allocated among and credited to the accounts of the Employees on the following basis, provided, however, that no member of the Committee shall be able to share in the Performance Recognition Pool for any year:

          (a) First, amounts shall be allocated among and credited to all or such Accounts of those Employees who have Accounts in the Plan on the allocation date and who are eligible and actively employed by an eligible Employer during that year. The amount credited to each such Account shall equal the balance in each such Account at the beginning of the Year multiplied by the Performance Multiplier. In no event, however, shall the aggregate amount so credited exceed the lesser of 15% of the aggregate Account balances on the allocation date or 20% of the Performance Recognition Pool for that year.

          (b) Secondly, the remaining portion, if any, of the Performance Recognition Pool shall be allocated among and credited to the Accounts of Eligible Employees for the year as the Committee in consultation with the CEO deems appropriate in its sole discretion, provided, however, the Committee may, in its discretion, reserve up to 50% of any one year's Pool which will not be allocated currently. The Committee may carry forward the unallocated portion of the Performance Recognition Pool and allocate all or a portion of it pursuant to this subparagraph (b) during one or more of the next succeeding three years; provided however, that the total amount of any one year's carry forward must be allocated by the end of the third year.

     5.3 With respect to the amounts to be allocated in the current year, the Committee shall make such allocation to the CEO and to such other senior
Eligible Employees selected in consultation with the CEO as it deems appropriate. Remaining amounts allocable for the year to less senior Eligible Employees shall be distributed by the CEO based on total allocations approved by the Committee. In designating Eligible Employees and allocating the Performance Recognition Pool among the Accounts of the Eligible Employees for any Year pursuant to this Article, the CEO and the Committee shall consider the positions and responsibilities of Employees, their accomplishments during the year, the value of such accomplishments to the Company, the CEO's expectations as to the future contributions of individual Employees to the continued success of the Company and such other factors as the CEO and the Committee shall, in their discretion and judgment, deem appropriate.


                                   ARTICLE SIX
                                   -----------
                                  DISTRIBUTIONS
                                  -------------


     6.1 The entire amount of the credit in the Account of a deceased Eligible Employee or an Eligible Employee who attains age 55 or actually retires for disability prior thereto, shall be paid to the person or persons entitled thereto at the time and in the manner provided in Sections 6.4, 6.5, 6.6 and 6.8 thereof.

     6.2 Effective January 1, 1990, an Eligible Employee shall automatically withdraw and receive in cash 50% of any award granted to him or her in 1990 and subsequent years pursuant to Sections 5.2(a), 5.2(b), and 5.2(c). Effective January 1, 1995, an Eligible Employee shall also automatically withdraw and receive in cash 50% of any Performance Multiplier granted to him or her in 1995 and subsequent years pursuant to Section 5.2(a). The remaining 50% of each such award and each such Performance Multiplier shall be credited to his or her Account as of such year and shall become vested in accordance with the vesting schedule set forth in Section 6.3(b). The amounts so withdrawn each year shall be paid to the Eligible Employees within ninety (90) days of the date the Committee and/or CEO make such awards or determine such Performance Multipliers.

     6.3 A portion of the amount of the credit in the Account of an Eligible Employee as of the date he or she terminates his or her service for any reason other than his or her death or retirement for age or disability shall be paid to the person or persons entitled thereto at the times in the manner provided by
Section 6.5 hereof. The amount to be paid shall be known as a "vested interest," and shall be equal to (a) the amounts which have been vested in him or her because he or she did not make a withdrawal in a prior year plus (b) the following percentage of the balance of his or her credit in his Account:

                  Completed Years                        To Be Paid
                    of Service                       (Vested Interest)
                  ---------------                    -----------------
                  Less than One                               0%
                       One                                   10%
                       Two                                   20%
                       Three                                 30%
                       Four                                  40%
                       Five                                  50%
                       Six                                   60%
                       Seven                                 70%
                       Eight                                 80%
                       Nine                                  90%
                       Ten                                  100%

     Any amount not vested in an Employee shall be forfeited. Forfeitures created during any year shall be allocated at the end of said year to Employees actively employed by an Employer on December 31 of that year in the ratio that that the Account balance of each such Employee on January 1 of that year bears to the total Account balance of all such Employees.

     6.4 Amounts payable to an Eligible Employee who retires for age, after attaining age 55, shall be paid to the Employee in substantially equal quarterly installments over a number of years (not to exceed 7 years) selected by the Committee, in its sole discretion, beginning on the first day of the calendar quarter following the later of the Employee's attaining age 55 or termination of employment. In determining the number of installments the Committee may consult with the Eligible Employee and may also consider as a guideline that the retirement programs sponsored by Employers hereunder should equal approximately 80% of the Eligible Employee's average compensation over the last three years of employment.

     6.5 If an Employee's employment with an Employer is terminated for reasons other than death, disability, or retirement after attaining age 55, his or her vested Account balance shall be paid to him or her in substantially equal quarterly installments over a number of years (not to exceed 20 years) selected by the Committee beginning on the first day of the calendar quarter following the later of (a) his or her attaining age 55 or (b) the 12th month after his or her termination of employment.

     6.6 If an Employee becomes disabled while employed by an Employer but prior to receiving his or her Account, his or her Account balance shall be paid to him or her in 40 substantially equal quarterly installments beginning on the first day of the calendar quarter following the month during which he or she becomes disabled. For purposes of this Article, an Employee shall be deemed to be disabled if he or she is totally and permanently disabled within the meaning of the Employer's group employee disability policy or eligible for disability benefits under the Social Security Act.

     6.7 An employee's entire Account balance shall become fully vested an non-forfeitable and shall be paid to him or her in a lump sum on the first day of the calendar quarter following the date on which any Change of Control occurs. If there is a carry forward balance not allocated pursuant to Section 5.2(c) when a Change of Control occurs, such carry forward balance shall be immediately allocated among the Accounts of all Employees in the ratio that each such Employee's Account balance bears to the total of all such Account balances. Said additional amounts shall be 100% vested and paid in accordance with the provisions of this Article. Any subsequent contributions allocated to an Employee's Account during the two years following the occurrence of a Change of Control because the Plan is continued in accordance with Section 8.2 hereof shall be non-forfeitable and shall be distributed immediately after such allocation.

     6.8 An Employee may designate in writing, on forms prescribed by and filed with the Committee, a beneficiary or beneficiaries to receive any payments payable after his or her death. If an Employee dies while employed by an Employer or after he or she has begun to receive his or her benefits under this Plan, the Account balance (or the remainder of his or her Account balance if his benefits had already commenced) shall be paid to the beneficiary or beneficiaries designated by the Employee (or, in the absence of such designation, to his or her legal representative). Such payments shall be made in one of the following forms as determined by the Committee: (i) substantially equal quarterly installments over a number of years (not to exceed 10 years),
(ii) a lump sum payment, or (iii) any combination of the above options.

     6.9 If an Employee is adjudged incompetent or if the Committee deems him or her unqualified to handle his or her own affairs, the Committee may direct that any payments which would otherwise be payable to the Employee shall be paid (in the same amounts and on the same dates as such payments would have been paid to the Employee) to the guardian or conservator of such Employee or, if none has been appointed, the Committee may, in its discretion, direct that such payments be made to the Employee's spouse or adult child or any other person or institution who is caring for such Employee and any payments so made shall to the extent thereof fully release and discharge the Committee and the Employers from any further liability to the Employee.

     6.10 Notwithstanding any other provisions of this Plan to the contrary, the Committee may upon an Employee's death, disability, or termination of employment distribute his or her Account balance to the Employee (or his or her beneficiary in the case of death, or his or her guardian or to the person or institution caring for him or her in the event that he or she is adjudged incompetent or considered by the Committee to be unable to manage his or her own affairs) more quickly than that called for in Section 6.2 through 6.8 if the Committee in its sole discretion deems it is desirable to do so.

     6.11 Notwithstanding any other provisions of this Plan to the contrary, the Committee may deduct from any payments under the Plan any taxes required to be withheld by the Federal or any state or local government for the account of such Employee.


                                  ARTICLE SEVEN
                                  -------------
                                   FORFEITURE
                                   ----------


     7.1 As a condition  to the  continued  receipt of benefits  hereunder  each
Employee:

          (a) shall be required for a period of three years after his or her termination of employment with an Employer hereunder to hold himself or herself available to the Company and his Employer for reasonable consultation inasfar as his or her health permits;

          (b) shall not for a period of three years after his or her termination of employment with an Employer hereunder, either as an individual on his or her own account, as a partner, joint venturer, employee, agent, salesman for any person; as an officer, director or stockholder (other than a beneficial holder of not more than 1% of the outstanding voting stock of a company having at least 500 holders of voting stock) of a corporation, or otherwise directly or indirectly,


               (i) enter into or engage in any business competitive with that carried on by the Company or his or her Employer within any area of the United States in which his or her Employer or the Company is then doing business, providing Employee has had access to any of the Company's or his or her Employer's trade secrets, secret underwriting or business information, programs, plans, data, processes, techniques, or customer information; or

               (ii) solicit or attempt to solicit  any of his or her  Employer's or the Company's customers with whom Employee has had contact as an Employee in the exercise of his or her duties and responsibilities hereunder with the intent or purpose to perform for such customer the same or similar services or to sell to such customer the same or similar products or policies which Employee performed for or sold to such customer during the term of his or her employment.

If the Committee determines that an Employee has refused to make himself or herself available for consultation or violated his or her agreement, the Committee may, by written notice to such Employee, cause his or her benefits to be immediately suspended for the duration of such refusal or competition or if payment of benefits had not yet commenced, notify the Employee that such continued conduct will cause a forfeiture of his or her Account balance. If after the sending of such notice the Committee finds that the Employee has continued to refuse to consult or continue to compete with the Company or his or her Employer for a period of thirty (30) days following such notice, the Committee may permanently cancel the Employee's Account hereunder, and thereupon all rights of such Employee under this Plan shall terminate. The foregoing forfeiture provisions shall be inoperative if an event described in Section 6.5(a), (b) or (c) occurs.

     7.2 Any amounts forfeited pursuant to Section 7.1 hereof shall be allocated as a forfeiture in accordance with Section 6.3 hereof.


                                  ARTICLE EIGHT
                                  -------------
                            AMENDMENT AND TERMINATION
                            -------------------------


     8.1 The Company shall have the power at any time and from time to time, to amend this Plan by resolution of its Board of Directors' provided, however, that no amendment under any circumstances may be adopted the effect of which would be to deprive any Participant of his or her then vested interest, if any, in this Plan.

     8.2 The Company reserves the right to terminate this Plan by resolution of its Board of Directors. Upon termination of this Plan, the credits in the Accounts of Employees shall become 100% vested and non-forfeitable. Distribution of the balances in said Accounts shall be made in accordance with Section 6.4 hereof upon the Employee's subsequent retirement or termination of service. There shall be no increase in an Account balance of an Employee between the date the Plan is terminated and the date the Account balance is distributed. If an event described in Section 2.23(I)(a) or 2.23(IV) occurs, the Plan as it then exists must be continued and contributions made for two years before it can be terminated. Any unallocated balance carried forward shall be similarly allocated prior to the expiration of this two-year period. All Accounts shall be fully vested and distribution shall be made in accordance with Section 6.4 hereof.

                                  ARTICLE NINE
                                  ------------
                                  MISCELLANEOUS
                                  -------------


     9.1 No Employee or any other person shall have any interest in any fund or reserve account or in any specific asset or assets of the Company or any Employer by reason of any credit to his Account under this Plan, nor have the right to receive any distribution under this Plan except as and to the extent expressly provided for in the Plan.

     9.2 Nothing in the Plan shall be construed to:

          (a) give any Employee any right to participate in the Plan, except in accordance with the provisions of the Plan;

          (b) limit in any way the right of an Employer to terminate an Employee's employment; or

          (c) be evidence of any agreement or understanding, express or implied, that an Employer will employ an Employee in any particular position or at any particular rate of remuneration.

     9.3 No benefits under this Plan shall be pledged, assigned, transferred, sold, or in any manner whatsoever anticipated, charged, or encumbered by an Employee, former Employee, or their beneficiaries, or in any manner be liable for the debts, contracts, obligations or engagements of any person having a possible interest in the Plan, voluntary or involuntary, or for any claims, legal or equitable, against any such person, including claims for alimony or the support of any spouse. Notwithstanding the foregoing, benefits under this Plan may be assigned to or made the subject of a valid living trust.

     9.4 This Plan shall be construed in accordance with the laws of the State of Illinois in every respect including without limitation, validity in its interpretation and performance.

     9.5 Article headings and numbers herein are included for convenience or reference only, and this Plan is to be construed without any reference thereto. If there be any conflict between such numbers and headings and the text hereof, the text shall control.

     9.6 Wherever appropriate, words used in this Plan in the singular include the plural, and the masculine includes the feminine.

     IN WITNESS HEREOF, the Company has caused this Plan, as amended and restated, to be signed by its duly qualified officers and caused its corporate seal to be hereunto affixed on this 21th day of March, 2002.


                                     OLD REPUBLIC INTERNATIONAL CORPORATION


                                     By /s/ A.C. Zucaro
                                       ------------------------------------
                                            President


Attest:


 /s/ Spencer LeRoy III
------------------------
     Secretary